CONSENT TO INCLUSION OF INFORMATION IN REGISTRATION STATEMENT
            TO BE FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED



     The undersigned, Alvin C. Rice, hereby acknowledges that he has agreed to become a member of the Board of Directors of U.S. Wireless Data, Inc. (the "Company") as of June 1, 1998, and hereby consents to inclusion of information to such effect in a Registration Statement on Form SB-2 to be filed by the Company on or about May 1, 1998 with the United States Securities & Exchange Commission under the Securities Act of 1933, as amended (the "Act"), under the captions "Management," "Security Ownership of Principal Shareholders and Management" and "Certain Transactions," as may be required under the Act, and to the filing of this Consent as an Exhibit to the Registration Statement.



                                              /s/ Alvin C. Rice
                                              ------------------
                                                 [Signature]



         The foregoing was subscribed and sworn to before me, Kelly A. Corey a notary public of the State of California, by Alvin C. Rice, on May 4, 1998.

         My commission expires:  March 9, 2002


                                     /s/ Kelly A. Corey
                                     --------------------------
                                     [Signature]

                                     Address:

                                     1304 Southpoint Blvd., #220

                                     Petaluma, CA  94954

                                     May 4, 1998
                                     [Date]